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                                                                      EXHIBIT 11

                              PROXIMA CORPORATION

             STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                                    YEAR ENDED MARCH 31,
                                                           --------------------------------------
                                                              1995          1996         1997
                                                           -----------   ----------   -----------
Weighted average number of common shares outstanding.....    6,100,000    6,541,000     7,036,000
Assumed exercise of outstanding stock options(1).........      747,000      528,000       185,000
                                                           -----------   ----------   -----------
Weighted average common and common equivalent shares
  (primary)..............................................    6,847,000    7,069,000     7,221,000
                                                           ===========   ==========   ===========
Assumed additional exercise of outstanding stock options
  for fully diluted shares...............................       59,000           --            --
                                                           -----------   ----------   -----------
Weighted average common and common equivalent shares
  (fully diluted)........................................    6,906,000    7,069,000     7,221,000
                                                           ===========   ==========   ===========
Net income (loss)........................................  $13,109,000   $9,690,000   $(9,540,000)
                                                           ===========   ==========   ===========
Primary earnings (loss) per share(2).....................        $1.91        $1.37        $(1.36)
                                                                 =====        =====        ======
Fully diluted earnings (loss) per share..................        $1.90        $1.37        ($1.36)
                                                                 =====        =====        ======

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(1) Computed utilizing the treasury stock method.

(2) Fully diluted earnings per share is not materially different from primary earnings per share for fiscal years ended March 31, 1995 and 1996. For the fiscal year ended March 31, 1997, for which the assumed exercise of outstanding stock options would be antidilutive, loss per share is calculated using the weighted average number of common shares outstanding.